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PRICING SUPPLEMENT NO. 15 DATED FEBRUARY 25TH, 2002                            REGISTRATION STATEMENT NO. 333-71850
(TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 6, 2001                                   FILED PURSUANT TO RULE 424(b)(2)
AND PROSPECTUS DATED OCTOBER 25, 2001)

                                          CREDIT SUISSE FIRST BOSTON (USA), INC.
                                                     MEDIUM-TERM NOTES
                                        DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION
OF NOTES", WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL AMOUNT THEREOF IS PAID OR MADE AVAILABLE
FOR PAYMENT AT THE RATE SET FORTH BELOW.

Agent:   Credit Suisse First Boston Corporation

Principal Amount:                     20MM                     Optional Conversion:                     N/A

Price To Public:                      100.00%                  Optional Repayment Date:                 Non Call/ Life

Underwriting Discount:                N/A

Percentage To Issuer:                 100.00%                  Business Day Jurisdiction:               New York

Settlement Date                       March 8, 2002            Initial Redemption Percentage:           N/A
(Original Issue Date):

Specified Currency:                   US Dollar                Initial Redemption Date:                 N/A

Authorized Denomination:              $1,000 and integral      Annual Redemption                        N/A
                                      multiples thereof        Percentage Reduction:


                                                               Optional Extension of Maturity:

Maturity Date:                        March 8, 2007            Form of Note:                            Book Entry

Fixed Rate or Floating Rate Note:     Floating Rate Note

Initial Interest Rate:                TBD

Interest Rate Basis:                  3 MONTH LIBOR

Maximum/Minimum                       N/A                      Initial Interest Reset Date:         June 10th 2002
 Interest Rate:                                                Interest Reset Date(s):
                                                                                                    The 8th of each
                                                                                                    June, September,
                                                                                                    December, March
                                                                                                    and maturity.

Spread to Index:                      +50 basis points

Interest Payment Date:                Quarterly. Pays the      Specify if Note is indexed,              N/A
                                      8th of each June,        renewable, dual currency,
                                      September, December,     amortizing, or OID, if applicable:
                                      March and maturity.
                                      Subject to the modified
                                      following business
                                      convention.

Interest Determination Date:          Quarterly 2 London       Day Count:                               ACT/360
                                      business days prior
                                      to interest pay date.
                                      Telerate page 3750.
                                                               CUSIP:                                   22541FCF1
First Interest Payment Date:          June 10th 2002

Settlement:                           DTC #355

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                                                  CREDIT SUISSE FIRST BOSTON
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